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                                                                     EXHIBIT 5.1

                     [ Letterhead of Shearman & Sterling ]


                                 April 22, 1998

Synetic, Inc.
669 River Drive 2
Elmwood Park, NJ 07407-1361

Ladies and Gentlemen:

     We have acted as counsel to Synetic, Inc., a Delaware corporation ("Synetic"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by Synetic on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 1,109,438 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Synetic. The Common Stock is being registered in connection with the merger of Plastics Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Synetic, with and into Point Plastics, Inc., a California corporation. The Common Stock is described in the Proxy Statement/Prospectus (the "Prospectus") included in the Registration Statement, to which this option is an exhibit.

     In that connection, we have reviewed the Registration Statement and have originals or copies certified or otherwise identified to our satisfaction of such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the shares of the Common Stock of Synetic to be issued in connection with the Merger have been duly authorized and, when issued in connection with the Merger as contemplated by the Agreement, will be validly issued, fully paid and non-assessable, no holder thereof is or will be subject to personal liability by reason of being such a holder, and such shares are not subject to the preemptive rights of any stockholder of Synetic.

     Our opinions expressed above are limited to General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "LEGAL MATTERS" contained in the Prospectus.

                                                Very truly yours,

                                                /s/ SHEARMAN & STERLING

COMC/PCH/DAH